Exhibit 99.1

Proposals Proposal 1: Election of Directors Proposal 2: Advisory Vote to Approve Executive Compensation Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm FIRST INTERNET BANCORP 2

Voting FIRST INTERNET BANCORP 3

Preliminary Results FIRST INTERNET BANCORP 4

Adjournment FIRST INTERNET BANCORP 5

Company Update May 21, 2018 FIRST INTERNET BANCORP 6

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: general economic conditions; failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward- looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. FIRST INTERNET BANCORP 7

Who We Are INDUSTRY PIONEER IN BRANCHLESS DELIVERY OF CONSUMER AND COMMERCIAL FIRST INTERNET BANK BANKING SERVICES LAUNCHED IN HEADQUARTERED IN FISHERS (INDIANAPOLIS AREA), WITH 1999 A LOAN PRODUCTION OFFICE IN TEMPE (PHOENIX AREA) FIRST STATE-CHARTERED, FDIC-INSURED INTERNET BANK EXPERIENCED MANAGEMENT TEAM FIRST INTERNET BANCORP 8

Who We Are OUR TEAM FIRST INTERNET BANCORP 9

Who We Are RECOGNITION WORKPLACE HONORS PUBLICATIONS, SPEAKING ENGAGEMENTS AND AWARDS FIRST INTERNET BANCORP 10

Our 2017 Accomplishments FIRST INTERNET BANCORP 11

The Space to Grow Focused on the Future FIRST INTERNET BANCORP 18

Constant Refinement of Core Businesses Streamlined onboarding, better experience Business intelligence and analytics Enhanced workflow = improved efficiencies Changing landscape in residential mortgage lending FIRST INTERNET BANCORP 21

Execution ENHANCING FRANCHISE VALUE Add asset generation channels and diversified revenue streams ⤑ Deliver increased operating leverage, profitability and earnings growth ⤑ OPERATING SEAMLESSLY Maintain strict credit quality standards, enterprise risk management ⤑ Invest in people, process and technology; capitalize on our award-winning culture ⤑ REMAINING AGILE Stay opportunistic ⤑ Constant evolution and refinement of our business model ⤑ FIRST INTERNET BANCORP 22

Investor Relations www.FirstInternetBancorp.com investors@FirstIB.com Nasdaq: INBK